UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025 (August 6, 2025)

Hinge Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42657	81-1884841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Market Street, Suite 700
San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 726-2206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	HNGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with the initial public offering (the “IPO”) of Class A common stock of Hinge Health, Inc. (the “Company”), all of the Company’s directors and executive officers, the selling stockholders in the IPO, and certain other record holders that together represent substantially all of the Company’s outstanding Class A common stock and securities directly or indirectly convertible into or exchangeable or exercisable for the Company’s Class A common stock entered into lock-up agreements with the underwriters for the IPO and/or agreements with market standoff provisions with the Company (the “Lock-Up Agreements”) that restrict such holder’s ability to sell or transfer their shares for a period of up to 180 days after May 21, 2025 (such period, the “Lock-Up Period”), subject to certain exceptions.

Notwithstanding the above, the Lock-Up Agreements provide that, following the date that the Company publicly announces its earnings for the first completed quarterly period after the IPO (the “Initial Earnings Release Date”), the Lock-Up Period will terminate on the day that is 90 days after May 21, 2025 with respect to 25% of eligible securities owned as of March 1, 2025 by certain of the Company’s and its subsidiaries’ employees and service providers who were employed with the Company or one of its subsidiaries as of August 6, 2025, which the Company estimates will be approximately 1.66 million shares (the “Early Release Shares”), if the closing price of the Company’s Class A common stock on the New York Stock Exchange has exceeded 120% of the IPO price per share for at least five trading days (one of which must be a trading day occurring after the Initial Earnings Release Date) out of any ten consecutive trading day period (the “Early Release Condition”).

The Initial Earnings Release Date occurred on August 5, 2025, and on August 6, 2025, the Early Release Condition was satisfied. Accordingly, pursuant to the Lock-Up Agreements, the Lock-Up Period will terminate with respect to the Early Release Shares, and such shares will become eligible for immediate sale in the public market, at the open of trading on August 19, 2025, the 90th day after May 21, 2025, subject to restrictions under the Securities Act of 1933, as amended, including Rule 144 and Rule 701, and restrictions under the Company’s insider trading policy.

The lock-up restrictions will continue to apply with respect to all remaining shares subject to the Lock-Up Agreements, including the remainder of the shares held by the Company's and its subsidiaries’ employees and service providers that are not Early Release Shares, for the remainder of the Lock-Up Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hinge Health, Inc.

Date:	August 13, 2025	By:	/s/ James Budge
James Budge, Chief Financial Officer